CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1996 accompanying the financial statements as of December 31, 1995 of Wild Wings, Inc., as filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.





/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
January 6, 1997